UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 27, 2011
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously reported, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), dated May 24, 2011, pursuant to which the Company agreed to issue and sell to the Underwriters $400 million aggregate principal amount of its 5.000% Senior Notes due June 1, 2021 (the “Notes”).
On May 27, 2011, the parties completed the offering, and the Notes were issued pursuant to an Indenture (the “Indenture”), dated as of December 19, 2001, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Successor Trustee”), as supplemented by a fourth supplemental senior indenture, dated as of May 27, 2011 (collectively, the “Indenture”). The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.
The Notes bear interest at the rate of 5.000% per year. Interest on the Notes is payable semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 2011. The Notes will mature on June 1, 2021.
The Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price equal to the greater of:
•	100% of the principal amount of the Notes to be redeemed, and

•	as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis at a specified adjusted treasury rate plus 30-basis points plus accrued interest thereon to the date of redemption, as provided in the Indenture.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date.
The Indenture contains covenants that, among other things, restrict the Company’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit the Company’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit the Company’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation, subject in each case to important exceptions, as specified in the Indenture. Unlike the comparable covenants relating to the Company’s 6.75% Senior Notes due 2011 (but identical to the Company’s 5.625% Senior Notes due 2017 and the Company’s 6.45% Senior Notes due 2019), the first two covenants do not cover any corporation established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another subsidiary that is an insurance company.

The Indenture contains customary event of default provisions, including an acceleration of the maturity of any indebtedness of the Company, in excess of $100 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice.
These amounts are identical to the threshold amounts of $100 million contained in the comparable cross-acceleration provisions relating to our 6.45% Senior Notes due 2019 and higher than the threshold amounts of $25 million contained in the comparable cross-acceleration provisions relating to the Company’s 6.75% Senior Notes due 2011 and $50 million contained in the comparable cross-acceleration provisions relating to the Company’s 5.625% Senior Notes due 2017. As a result, holders of the Notes may not have a cross-acceleration right and remedy when holders of our 6.75% Senior Notes due 2011 and 5.625% Senior Notes due 2017 do. In addition, unlike the earlier series of notes, the 5.000% Senior Notes due 2021 do not provide that the failure to pay certain amounts of indebtedness will constitute an event of default.
The public offering price of the Notes was 99.447% of the principal amount. The Company received net proceeds (before expenses) of approximately $395.2 million and will use such proceeds to fund the payment of its $200 million senior notes that mature in December 2011 and for general corporate purposes.
The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Nos. 333-156052, 333-156052-01 333-156052-02) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on December 10, 2008. The Company has filed with the SEC a prospectus supplement, dated May 24, 2011, together with the accompanying prospectus, dated December 10, 2008, relating to the offering and sale of the Notes.
The foregoing description of the Indenture, the Fourth Supplemental Senior Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.
The Successor Trustee is the Indenture trustee, and will be the principal paying agent and registrar for the Notes. The Company has entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. For example, the Successor Trustee is successor trustee of the indentures relating to the Company’s 6.75% Senior Notes due 2011, the Company’s 5.625% Senior Notes due 2017, the Company’s 6.45% Senior Notes due 2019, the Company’s 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our trust preferred securities maturing June 5, 2011, a lender under the Company’s principal credit agreement, and provides other banking and financial services to the Company. Mellon Investor Services LLC is the transfer agent and registrar for the Company’s common stock, and also serves the rights agent under the Company’s Section 382 shareholder rights plan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: May 31, 2011	By:	/s/ Todd C. Larson
Todd C. Larson
Executive Vice President — Corporate Finance and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Senior Indenture, dated as of December 19, 2001, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).

4.2	Fourth Supplemental Senior Indenture, dated as of May 27, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

4.3	Form of 5.000% Senior Note due June 1, 2021 (incorporated by reference from Exhibit A to Fourth Supplemental Senior Indenture filed as Exhibit 4.2 above).

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